                         MORGAN STANLEY TECHNOLOGY FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                                AMOUNT OF   % OF     % OF
                                      OFFERING      TOTAL         SHARES   OFFERING  FUNDS
     SECURITY      PURCHASE/  SIZE OF PRICE OF    AMOUNT OF     PURCHASED PURCHASED  TOTAL
    PURCHASED     TRADE DATE OFFERING  SHARES      OFFERING      BY FUND   BY FUND  ASSETS            BROKERS       PURCHASED FROM
-------------------------------------------------------------------------------------------------------------------
 China Digital TV  10/04/07    --      $16.00    $192,000,000     16,100    0.13%    0.09%   Morgan Stanley, CIBC    Credit Suisse
     Holding                                                                                 World Markets, Piper
                                                                                           Jaffray, Credit Suisse,
                                                                                            Needham & Company, LLC

   Compellent      10/09/07    --      $13.50     $81,000,000     10,800    0.18%    0.05%   Morgan Stanley, RBC     Thomas Weisel
Technologies Inc.                                                                           Capital Markets, Piper    Partners LLC
                                                                                              Jaffray, Needham &
                                                                                             Company, LLC, Thomas
                                                                                             Weisel Partners LLC

 Alibaba.com Ltd   10/29/07    --     13.50 HKD $11,595,163,500  249,000    0.02%    0.16%  Goldman Sachs, Morgan    Goldman Sachs
                                                      HKD                                  Stanley, Deutsche Bank,
                                                                                             Rothschild,, Goldman
                                                                                             Sachs (Asia) L.L.C.,
                                                                                             Morgan Stanley Asia
                                                                                            Limited, Goldman Sachs
                                                                                            (Asia) L.L.C., Morgan
                                                                                            Stanley Asia Limited,
                                                                                            Deutsche Bank AG, Hong
                                                                                               Kong Branch, BNP
                                                                                            Paribas Capital (Asia
                                                                                            Pacific Limited), BOCI
                                                                                              Asia Limited, CCB,
                                                                                            International Capital
                                                                                            Limited, UOB Kay Hian
                                                                                             (Hong Kong) Limited

 Success Factors,  11/19/07    --      $10.00    $107,900,000     64,000    0.57%    0.26%     Morgan Stanley,       Goldman Sachs
       Inc.                                                                                     JPMorgan, JMP
                                                                                             Securities, Goldman,
                                                                                             Sachs & Co., Pacific
                                                                                               Crest Securities